EXHIBIT 99.1
Grant Park Fund Weekly Commentary
For the Week Ended December 9, 2011

Current Month				Rolling Performance*				Rolling Risk Metrics* (Jan 2007 – Dec 2011)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.3%	-0.3%	-13.1%	-13.1%	-6.3%	2.2%	4.1%	2.2%	12.5%	-17.6%	0.2	0.3
B**	0.3%	-0.3%	-13.6%	-13.6%	-6.9%	1.4%	N/A	1.4%	12.5%	-19.2%	0.2	0.2
Legacy 1***	0.3%	-0.2%	-11.3%	-11.3%	N/A	N/A	N/A	-3.4%	11.1%	-14.3%	-0.3	-0.4
Legacy 2***	0.3%	-0.2%	-11.7%	-11.7%	N/A	N/A	N/A	-3.7%	11.1%	-14.6%	-0.3	-0.4
Global 1***	0.3%	-0.2%	-11.4%	-11.4%	N/A	N/A	N/A	-4.8%	10.4%	-14.3%	-0.4	-0.6
Global 2***	0.3%	-0.2%	-11.6%	-11.6%	N/A	N/A	N/A	-5.2%	10.3%	-15.0%	-0.5	-0.6
Global 3***	0.3%	-0.3%	-13.1%	-13.1%	N/A	N/A	N/A	-6.9%	10.3%	-18.9%	-0.6	-0.8

S&P 500 Total Return Index****	0.9%	0.7%	1.8%	1.8%	14.0%	-0.3%	2.9%	-0.3%	18.9%	-50.9%	0.1	0.0
Barclays Capital U.S. Long Gov Index****	-0.8%	-0.4%	24.8%	24.8%	6.3%	10.0%	8.6%	10.0%	12.6%	-12.3%	0.8	1.5

*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	34%					29%
Energy	10%	Short	Natural Gas	4.6%	Short	9%	Short	Natural Gas	4.2%	Short
			Crude Oil	2.6%	Long			Crude Oil	2.0%	Long
Grains/Foods	13%	Short	Cotton	1.8%	Short	11%	Short	Cotton	1.5%	Short
			Sugar	1.6%	Short			Sugar	1.4%	Short
Metals	11%	Short	Aluminum	2.7%	Short	9%	Short	Aluminum	2.3%	Short
			Gold	2.3%	Long			Gold	2.2%	Long
FINANCIALS	66%					71%
Currencies	25%	Long $	Euro	3.7%	Short	24%	Long $	Euro	3.9%	Short
			Japanese Yen	3.1%	Long			Japanese Yen	3.0%	Long
Equities	22%	Long	S&P 500	6.3%	Long	28%	Long	S&P 500	8.5%	Long
			Eurostoxx Index	3.0%	Long			Eurostoxx Index	4.1%	Long
Fixed Income	19%	Long	U.S. 10-Year Treasury Notes	3.7%	Long	19%	Long	U.S. 10-Year Treasury Notes	4.0%	Long
			U.S. 5-Year Treasury Notes	2.4%	Long			U.S. 5-Year Treasury Notes	2.4%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Energy markets declined following reports that Standard & Poor’s may downgrade credit ratings for the wealthiest nations in Europe. Oil markets declined 1.5%, while natural gas markets declined more than 7%.

Grains/Foods
U.S. grains futures dropped over concerns a summit of European Union leaders would not produce a significant breakthrough to solve a two-year-old monetary crisis that has weighed on commodities. Overall grains and foods markets fell, led by declines in lean hogs, live cattle, soybeans and sugar.

Metals
Gold markets declined almost two percent after the European Central Bank did not indicate it planned to purchase more bonds to spur growth.  Nickel futures, however, gained almost five percent due to pick-up in demand.

Currencies
The Euro fell as market sentiment worsened after the European Central Bank indicated it would not intervene more aggressively to support the eurozone bond market. The sterling was off against the dollar after the Bank of England held interest rates steady at 0.5 percent. The Australian dollar fell after figures showed a surprise drop in employment in November. The Yen weakened against the dollar.

Equities
U.S. stocks rose as American consumer confidence topped estimates and European leaders agreed to boost a rescue fund. European stock index markets declined on growing doubts that European leaders can forge a credible borrowing scheme to tackle the debt crisis.  Asian stocks fell after Standard & Poor’s put 15 European nations on watch for potential ratings downgrade.

Fixed Income
Treasuries pared their decreases as sovereign-debt concerns remained the central focus among European leaders. The cost for European banks to borrow in dollars rose on speculation the measures agreed upon in Brussels will not be enough to stem the region’s debt crisis.

Performance Chart

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY. INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY. INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.